UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2013

INERGY MIDSTREAM, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35377	20-1647837
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Brush Creek Boulevard, Suite 200 Kansas City, MO	64112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (816) 842-8181

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

Inergy Midstream, L.P., a Delaware limited partnership (“NRGM”) has entered into an Agreement and Plan of Merger dated as of May 5, 2013 (the “Merger Agreement”), with NRGM GP, LLC, a Delaware limited liability company and the general partner of NRGM (“NRGM GP”), Intrepid Merger Sub, LLC, a Delaware limited liability company and newly-formed, wholly-owned subsidiary of NRGM (“Merger Sub” and, together with NRGM and NRGM GP, the “Buyer Parties”), Inergy, L.P., a Delaware limited partnership (“NRGY” and, collectively with the Buyer Parties, the “Inergy Parties”), Crestwood Holdings LLC (“Crestwood Holdings”), a Delaware limited liability company, Crestwood Midstream Partners LP, a Delaware limited partnership (“CMLP”), and Crestwood Gas Services GP LLC, a Delaware limited liability company and the general partner of CMLP (“CMLP GP” and, together with Crestwood Holdings and CMLP, the “Seller Parties”).

Pursuant to the Merger Agreement, Merger Sub will merge with and into CMLP at the effective time of the merger, with CMLP surviving the merger (the “Merger”). Following the Merger, NRGM will be the sole limited partner of CMLP and a new Delaware limited liability company wholly-owned by NRGM will be the sole general partner of CMLP. Other than the units held by Crestwood Gas Services Holdings LLC, a Delaware limited liability company (“Crestwood Gas Holdings”), Crestwood Holdings and CMLP GP and any affiliates (the “Crestwood Holders”) to which they transfer units in accordance with the Voting Agreement (as defined below), all of the common units (including restricted common units and common units issuable upon settlement of phantom units in CMLP) and class D units representing limited partner interests in CMLP outstanding at the effective time of the Merger (collectively, the “CMLP Units”) will be cancelled and converted into the right to receive $1.03 in cash (the “Cash Consideration”) and newly-issued common units representing limited partner interests in NRGM (“New NRGM Common Units”) based on an exchange ratio of 1.0700 New NRGM Common Units per CMLP Unit. The Crestwood Holders will receive New NRGM Common Units, using the exchange ratio, but will not receive the Cash Consideration. No fractional New NRGM Common Units will be issued in the Merger, and CMLP unitholders will receive cash in lieu of any fractional New NRGM Common Units.

The Merger Agreement contains customary representations, warranties and covenants by each of the parties thereto. The parties have also agreed, subject to certain exceptions, to operate their respective businesses in the ordinary course until the Merger is consummated. Furthermore, the Seller Parties have agreed not to initiate, solicit, knowingly encourage or knowingly facilitate any inquiries regarding any third party acquisition proposals and, subject to certain exceptions, restrictions on their ability to respond to any such unsolicited proposal (such provisions, the “no-shop provisions”). Subject to certain exceptions, the parties agreed that following completion of the transactions contemplated by the Purchase and Sale Agreement (as defined below) and the Contribution Agreement (as defined below) until the earliest to occur of (A) two years following the termination of the Merger Agreement pursuant to its own terms, (B) the effective time of the Merger, and (C) the termination of the Merger Agreement due to CMLP’s right to terminate the Merger Agreement upon an adverse recommendation change in response to a third party takeover proposal, in the event an opportunity to develop, acquire or invest in an asset or business is presented to NRGM, CMLP, or either of their affiliates, each of NRGM and CMLP will either jointly determine the allocation of participation in such opportunity or, if unable to make such joint determination, will participate in such opportunity on an equal (50/50) basis. Moreover, except under certain circumstances, NRGY agreed not to change, or cause to be changed, any directors of NRGM’s board of directors until the earlier to occur of (i) the termination of the Option Agreement (as defined below) in accordance with its terms and (ii) the effective time of the Merger.

Completion of the Merger is conditioned upon, among other things: (1) approval of the Merger Agreement and the Merger by the affirmative vote or consent of holders of a majority of the outstanding CMLP Units; (2) receipt of applicable regulatory approvals; (3) the absence of certain legal injunctions or impediments prohibiting the Merger and the other transactions contemplated by the Merger Agreement; (4) the effectiveness of a registration statement on Form S-4 with respect to the New NRGM Common Units; (5) approval for the listing on the New York Stock Exchange of the New NRGM Common Units; (6) the consummation of certain transactions pursuant to (i) that certain Purchase and Sale Agreement dated as of May 5, 2013 by and among Crestwood Holdings, Crestwood Gas Holdings, NRGP Limited Partner, LLC, and Inergy Holdings GP, LLC (the “Purchase and Sale Agreement”) and (ii) that certain Contribution Agreement dated as of May 5, 2013 by and among NRGY, Inergy GP, LLC, Crestwood Gas Holdings and Crestwood Holdings (the “Contribution Agreement”); (7) the receipt of certain tax opinions; (8) subject to specified materiality standards, the accuracy of the representations and warranties of, and the performance of all covenants by, the parties and (9) the absence of any material adverse effect with respect to each of the Buyer Parties and Seller Parties.

The Merger Agreement contains provisions granting both NRGM and CMLP the right to terminate the Merger Agreement for certain reasons, including, among others, if (1) the Merger does not occur on or before November 5, 2013, (2) the CMLP unitholders fail to adopt the Merger Agreement, or (3) either the Purchase and Sale Agreement or the Contribution Agreement is validly terminated in accordance with the terms therein. The Merger Agreement also contains provisions granting CMLP the right to terminate the Merger Agreement if (a) any Buyer Party has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure would result in a failure of a closing condition to be satisfied or (b) a change of recommendation of CMLP GP’s board is effected in response to a third party takeover proposal. The Merger Agreement also contains provisions granting NRGM the right to terminate the Merger Agreement if (a) any Seller Party has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Merger Agreement, which breach or failure would result in the failure of a closing condition to be satisfied, (b) any Seller Party commits a willful and material breach of the no-shop provisions or certain provisions obligating CMLP to make certain securities filings in connection with the Merger and to hold a meeting to obtain CMLP unitholder approval of the Merger Agreement or (c) an change of recommendation is effected by CMLP GP’s board.

CMLP will be required to pay NGRM a $50.8 million termination fee if (a) NRGM exercises its right to terminate the Merger Agreement due to (i) a willful and material breach by CMLP of the no-shop provisions or the provisions obligating CMLP to make certain securities filings in connection with the Merger and to hold a meeting to obtain unitholder approval of the Merger Agreement or (ii) the occurrence of an adverse recommendation change by CMLP GP’s board or (b) CMLP exercises its right to terminate the Merger Agreement due to the occurrence of an change of recommendation by CMLP GP’s board in response to a third party takeover proposal. If the Merger Agreement is terminated because CMLP fails to obtain the requisite CMLP unitholder approval of the Merger Agreement, then CMLP will be required to reimburse the Buyer Parties up to $10.0 million for their actual and documented expenses.

The boards of directors and committees of independent directors of the general partners of each of NRGY and NRGM have approved the Merger Agreement and the related transactions.

Voting Agreement

Simultaneously with the execution of the Merger Agreement, the Inergy Parties, CMLP GP, Crestwood Gas Holdings and Crestwood Holdings (together with Crestwood Gas Holdings and CMLP GP, the “Crestwood Parties”) entered into a Voting Agreement dated as of May 5, 2013 (the “Voting Agreement”). Pursuant to the Voting Agreement, the Crestwood Parties agreed to vote all the CMLP Units owned by the Crestwood Parties in favor of the Merger and the adoption of the Merger Agreement at any meeting of CMLP unitholders called for such purpose. Among other things, the Crestwood Parties further agreed (i) not to initiate, solicit or knowingly encourage any third person to make a third party takeover proposal or to assist any third person in connection therewith, (ii) not to sell, transfer, assign, pledge, encumber, grant a participation in, gift-over, hypothecate or otherwise dispose of the CMLP Units collectively owned by the Crestwood Parties and (iii) that any additional units in CMLP acquired by the Crestwood Parties after the execution of the Voting Agreement would be subject to the Voting Agreement. The

Voting Agreement will terminate upon the earliest to occur of (a) the consummation of the Merger, (b) the termination of the Merger Agreement in accordance with its terms (including after any extension thereof), (c) November 5, 2013, (d) the making of any change, by amendment, waiver or other modification by any party, to any provision of the Merger Agreement that would be adverse to any of the Crestwood Parties without the prior written consent of CMLP GP and (e) the mutual written agreement of each of the Crestwood Parties and the Inergy Parties to terminate the Merger Agreement.

Option Agreement

Simultaneously with the execution of the Merger Agreement and the Voting Agreement, the Inergy Parties and the Crestwood Parties entered into an Option Agreement dated as of May 5, 2013 (the “Option Agreement”). Pursuant to the Option Agreement, each of the Crestwood Parties granted to NRGM an option (the “Option”) to purchase all units in CMLP held by each such Crestwood Party pursuant to the terms of the Option Agreement. As provided in the Option Agreement, the Option is exercisable by NRGM upon notice at any time (prior to the termination of the Option Agreement) and in its sole discretion only upon the termination of the Merger Agreement due to the exercise by NRGM of its right to terminate the Merger Agreement due to either (a) a willful and material breach of the Crestwood Parties’ duties under the Merger Agreement in connection with the no-shop provisions or the provisions obligating CMLP to make certain securities filings in connection with the Merger and to hold a unitholder meeting to obtain approval of the Merger Agreement or (b) the failure to obtain approval of the Merger Agreement and the Merger by the affirmative vote or consent of holders of a majority of the outstanding CMLP Units at the CMLP unitholder meeting (but only if immediately prior to such CMLP unitholder meeting NRGM had the right to terminate the Merger Agreement due to the occurrence of a change of recommendation by CMLP GP’s board or conflicts committee and such recommendation was unrelated to a third party takeover proposal).

Cautionary Statements

The foregoing descriptions of the Merger Agreement, Voting Agreement, and Option Agreement are qualified in their entirety by reference to the full text of the agreements (other than certain schedules), which are attached hereto as Exhibits 2.1, 10.1 and 10.2, respectively, and incorporated by reference into this Item 1.01.

The Merger Agreement is filed herewith to provide investors with information regarding its terms and is not intended to provide any other factual information about NRGM or CMLP. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are as of specified dates and were made only for purposes of such Merger Agreement. Such representations and warranties are solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed between the parties. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk among the parties thereto, rather than establishing matters as facts. Accordingly, they should not be relied upon as statements of factual information. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about NRGM or CMLP. None of the representations and warranties contained in the Merger Agreement will have any legal effect among the parties to the Merger Agreement after the closing of the Merger.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

On May 5, 2013, the boards of directors of Inergy GP, LLC, a Delaware limited liability company, and the general partner of NRGY (“NRGY GP”), and NRGM GP each approved a form of amendment (each, a “Restricted Unit Agreement Amendment”) to each award agreement evidencing outstanding grants of restricted units pursuant to the Inergy Long Term Incentive Plan and the Inergy Midstream, L.P. Long Term Incentive Plan, respectively, other than those restricted units held by non-employee directors of NRGY and NRGM GP. Each Restricted Unit Agreement Amendment will be effective as of, and contingent upon, the completion of the Purchase and Sale (as defined below). Each Restricted Unit Agreement Amendment provides for outstanding restricted units to vest upon the earlier to occur of the vesting date set forth in the applicable award agreement or upon the “early vesting date” established in the Restricted Unit Agreement Amendment (which will be December 31, 2013 for certain employees, including some of NRGY and NRGM’s named executive officers who are current employees, and the first anniversary of the consummation of the Purchase and Sale for each other employee). In addition, the Restricted Unit Agreement Amendment provides for earlier vesting upon an employee’s termination by his or her employer other than for “cause” or resignation by the employee following the occurrence of a “constructive termination event” (each, as defined in the Restricted Unit Agreement Amendment).

Cautionary Statement

The Restricted Unit Agreement Amendments described above in this Item 5.02 are substantially similar in form. The foregoing description of the forms of Restricted Unit Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form Restricted Unit Agreement Amendment that is attached hereto as Exhibit 10.3 and incorporated by reference into this Item 5.02.

Item 8.01 Other Events.

Purchase and Sale Agreement

On May 5, 2013, Crestwood Holdings, Crestwood Gas Holdings (together with Crestwood Holdings, the “Buyers”), NRGP Limited Partner, LLC, a Delaware limited liability company (“NRGP”), and Inergy Holdings GP, LLC, a Delaware limited liability company (“IHGP” and, together with NRGP, the “Sellers”) entered into the Purchase and Sale Agreement (the “Purchase and Sale Agreement”). Pursuant to the Purchase and Sale Agreement, (i) IHGP will sell to Crestwood Holdings a 99% limited partnership interest and 100% general partner interest in Inergy Holdings L.P., a Delaware limited partnership and sole member of NRGY GP (“Inergy Holdings”), (ii) NRGP will sell to Crestwood Gas Holdings a 1% limited partnership interest in Inergy Holdings and (iii) the Buyers shall pay to the Sellers a total of $80 million in cash, payable 99% to IHGP and 1% to NRGP. Pursuant to the terms of the (such transactions, together, the “Purchase and Sale”). Purchase and Sale Agreement, the closing of the Purchase and Sale shall occur immediately prior to the closing of the Contribution Agreement.

In connection with the Purchase and Sale Agreement, both NRGY and NRGM have agreed to enter into registration rights agreements in favor of the Buyers and certain owners of the Sellers with respect to common units in NRGY and NRGM, respectively.

Additional Information and Where to Find It

This document contains information about the proposed merger involving NRGM and CMLP. In connection with the proposed merger, NRGM will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement/prospectus for the unitholders of CMLP. CMLP will mail the final proxy statement/prospectus to its unitholders. INVESTORS AND UNITHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NRGM, CMLP, THE PROPOSED MERGER AND RELATED MATTERS. Investors and unitholders will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by NRGM and CMLP through the website maintained by the SEC at www.sec.gov. In addition, investors and unitholders will be able to obtain free copies of documents filed by CMLP with the SEC from CMLP’s website, www.crestwoodlp.com, under the heading “SEC Filings” in the “Investor Relations” tab and free copies of documents filed by NRGM with the SEC from NRGM’s website, www.inergylp.com, under the heading “SEC Filings” in the Inergy Midstream, L.P. “Investor Relations” tab.

Participants in the Solicitation

NRGM, NRGY, and CMLP and their respective general partner’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the unitholders of CMLP in respect of the proposed merger transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the unitholders of CMLP in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information regarding CMLP’s directors and executive officers is contained in CMLP’s Annual Report on Form 10-K for the year ended December 31, 2012, which is filed with the SEC.

Information regarding NRGM’s directors and executive officers is contained in NRGM’s Annual Report on Form 10-K for the year ended September 30, 2012, which is filed with the SEC. Information regarding NRGY’s directors and executive officers is contained in NRGY’s Annual Report on Form 10-K for the year ended September 30, 2012, which is filed with the SEC. Free copies of these documents may be obtained from the sources described above.

Forward Looking Statements

The statements in this document regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of NRGM’s and CMLP’s management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect NRGM’s or CMLP’s financial condition, results of operations and cash flows include, without limitation, failure to satisfy closing conditions with respect to the merger; the risks that the NRGM and CMLP businesses will not be integrated successfully or may take longer than anticipated; the possibility that expected synergies will not be realized, or will not be realized within the expected timeframe; fluctuations in oil, natural gas and NGL prices; the extent and success of drilling efforts, as well as the extent and quality of natural gas volumes produced within proximity of our assets; failure or delays by our customers in achieving expected production in their natural gas projects; competitive conditions in our industry and their impact on our ability to connect natural gas supplies to our gathering and processing assets or systems; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; our ability to consummate acquisitions, successfully integrate the acquired businesses, realize any cost savings and other synergies from any acquisition; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; timely receipt of necessary government approvals and permits, our ability to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact our ability to complete projects within budget and on schedule; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; and risks related to our substantial indebtedness, as well as other factors disclosed in NRGM’s and CMLP’s filings with the SEC. You should read NRGM’s and CMLP’s filings with the SEC, including their Annual Reports on Form 10-K for the years ended September 30, 2012 and December 31, 2012, respectively, and their most recent Quarterly Reports and Current Reports for a more extensive list of factors that could affect results. Neither NRGM nor CMLP assumes any obligation to update these forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger dated as of May 5, 2013, by and among Crestwood Midstream Partners LP, Crestwood Gas Services GP LLC, Crestwood Holdings LLC, Inergy Midstream, L.P., NRGM GP, LLC, Inergy, L.P. and Intrepid Merger Sub, LLC.

10.1	Voting Agreement dated as of May 5, 2013, by and among by and among Crestwood Midstream Partners LP, Crestwood Gas Services GP LLC, Crestwood Gas Services Holdings LLC, Crestwood Holdings LLC, Inergy Midstream, L.P., NRGM GP, LLC, Inergy, L.P. and Intrepid Merger Sub, LLC.

10.2	Option Agreement dated as of May 5, 2013, by and among by and among Crestwood Midstream Partners LP, Crestwood Gas Services GP LLC, Crestwood Gas Services Holdings LLC, Crestwood Holdings LLC, Inergy Midstream, L.P., NRGM GP, LLC, Inergy, L.P. and Intrepid Merger Sub, LLC.

Exhibit No.	Description

10.3	Form of Amendment to Restricted Unit Agreements under Inergy Midstream L.P. Long Term Incentive Plan.

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY MIDSTREAM, L.P.

By:	NRGM GP, LLC,
its General Partner

By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger
Senior Vice President – General Counsel and Secretary

Date: May 9, 2013

Exhibit Index

Exhibit No.	Description

2.1*	Agreement and Plan of Merger dated as of May 5, 2013, by and among Crestwood Midstream Partners LP, Crestwood Gas Services GP LLC, Crestwood Holdings LLC, Inergy Midstream, L.P., NRGM GP, LLC, Inergy, L.P. and Intrepid Merger Sub, LLC.

10.1	Voting Agreement dated as of May 5, 2013, by and among by and among Crestwood Midstream Partners LP, Crestwood Gas Services GP LLC, Crestwood Gas Services Holdings LLC, Crestwood Holdings LLC, Inergy Midstream, L.P., NRGM GP, LLC, Inergy, L.P. and Intrepid Merger Sub, LLC.

10.2	Option Agreement dated as of May 5, 2013, by and among by and among Crestwood Midstream Partners LP, Crestwood Gas Services GP LLC, Crestwood Gas Services Holdings LLC, Crestwood Holdings LLC, Inergy Midstream, L.P., NRGM GP, LLC, Inergy, L.P. and Intrepid Merger Sub, LLC.

10.3	Form of Amendment to Restricted Unit Agreements under Inergy Midstream L.P. Long Term Incentive Plan.

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.